                                        February 21, 1997

Pollo Tropical, Inc.
7300 N. Kendall Drive, 8th Floor
Miami, Florida  33156

Gentlemen:

         We have acted as counsel to Pollo Tropical, Inc., a Florida corporation (the "Company"), and have reviewed the Company's Registration Statement on Form S-8 covering 300,000 shares of the Company's authorized but unissued common stock, $.01 par value (the "Common Stock"), issuable pursuant to stock awards and options granted pursuant to the Company's 1995 Stock Award Plan and 1995 Directors' Stock Option Plan (the "Plans"). It is our opinion that the shares of Common Stock issuable under the Plans, when issued in accordance with the terms of the Plans, will be validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion in the above referenced Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                     Very truly yours,


                                     GREENBERG, TRAURIG, HOFFMAN,
                                     LIPOFF, ROSEN & QUENTEL, P.A.